SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 11, 2013
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RESEARCH FRONTIERS INCORPORATED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	1-9399	11-2103466
(STATE OR OTHER JURISDICTION	(COMMISSION FILE NUMBER)	(IRS EMPLOYER
OF INCORPORATION)		IDENTIFICATION NO.)

240 CROSSWAYS PARK DRIVE
WOODBURY, NEW YORK 11797-2033
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 11, 2013, it was announced that Advnanotech LLC acquired a license from Research Frontiers Inc. (Nasdaq: REFR), the developer and licensor of patented SPD-Smart light-control film technology. The non-exclusive license grants Advnanotech the right to manufacture and sell SPD-Smart architectural and automotive products in Russia.

The license provides for a 15% royalty to Research Frontiers on sales of licensed SPD-Smart products including architectural windows, doors, skylights and partitions, and automotive sunroofs and side and rear window panes. The minimum annual royalties and other fees and license terms were not disclosed.

SPD-Smart technology is the world's fastest-switching variably tintable dynamic glazing technology. It is the only smart glass technology that gives users the ability to instantly and precisely control the level of shading to any point between very dark and clear. This provides exceptional control over solar energy while also adding to user comfort and protecting interiors. Available in both glass and lightweight polycarbonate substrates, SPD-Smart products are laminated glazings that offer a distinctive combination of energy efficiency and security, can be controlled manually or automatically, and are available in custom sizes and fabrications for original equipment, new construction, replacement and retrofit projects. SPD-SmartGlass is currently being used in the automotive, architectural, aircraft and marine industries.

“SPD-SmartGlass is an extraordinary innovation that uniquely addresses shading, privacy and security requirements in buildings and vehicles,” said Vladimir Chuvaev, CEO and Founder of Advnanotech. “Advnanotech is a glass fabrication company with experience in the production of electroluminescent panels and liquid crystal products. We have a network of representatives in Russia working closely with our customers, which include government agencies and construction companies. Our customers have shown strong interest in SPD-SmartGlass for both architectural and automotive applications, and we see substantial sales potential in our region.”

Joseph M. Harary, President and CEO of Research Frontiers, commented: “We welcome the team at Advnanotech to the SPD industry. Sales of SPD-Smart products are leading to increasing visibility and global awareness of SPD technology and its performance advantages, and Advnanotech is well-positioned to offer SPD-Smart architectural and automotive products. As recent events have shown, we have received strong interest from the Russian market and look forward to Advnanotech’s success there.”

The foregoing description of the license agreement with Advnanotech LLC does not purport to be complete and is qualified in its entirety by reference to the License Agreement, a copy of which is attached as Exhibit 10.57 to this Current Report on Form 8-K and incorporated herein by reference.

Details are noted in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. This press release is also available on the Company's website at www.SmartGlass.com and at various other places on the internet.

This report and the press releases referred to herein may include statements that may constitute "forward-looking" statements as referenced in the Private Securities Litigation Reform Act of 1995. Those statements usually contain words such as "believe", "estimate", "project", "intend", "expect", or similar expressions. Any forward-looking statements are made by the Company in good faith, pursuant to the safe-harbor provisions of the Act. These forward-looking statements reflect management's current views and projections regarding economic conditions, industry environments and Company performance. Factors, which could significantly change results, include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company's financial condition and several business factors. Additional information regarding these and other factors may be included in the Company's quarterly 10-Q and 10K filings and other public documents, copies of which are available from the Company on request. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this report.

The information in this Form 8-K or the press release reproduced herein shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

10.57	License Agreement effective as of August 6, 2012 between Research Frontiers Incorporated and Advnanotech LLC filed herewith with portions of this document omitted pursuant to the Registrant's request for confidential treatment and filed separately with the Securities and Exchange Commission, and incorporated herein by reference.

99.1	Research Frontiers Press Release dated March 11, 2013.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH FRONTIERS INCORPORATED

/s/ Joseph M. Harary
By: Joseph M. Harary
Title: President and CEO

Dated: March 12, 2013